Exhibit 10.15

AGREEMENT

This Agreement (this “Agreement”) is entered into this 27th day of February 2007, by and between GLOBALTEL IP, INC., a Florida corporation, (“GTIP”) and INTERACTIVE MEDIA TECHNOLOGIES, INC., a Florida corporation (“IMT”).

W I T N E S S E T H:

WHEREAS, GTIP and IMT have entered into the agreement described in Exhibit A hereto (the “Agreements”); and

WHEREAS, IMT has agreed that GTIP may extend any or all of the Agreements as set forth below;

NOW THEREFORE, for $10 and other good and valuable consideration, the receipt and sufficiency of which is herby acknowledged, the parties hereto agree as follows:

1.

IMT hereby grants to GTIP the right to extend any or all of the Agreements on a month to month basis during the one year period subsequent to the present expiration date of the respective Agreements.

2.

GTIP may exercise the right to so extend any or all of the Agreements by notice to IMT given not less than one business day prior to the present expiration date of the respective Agreement(s) to be extended.

3.

Any Agreement(s) so extended by GTIP may only be terminated by IMT as is provided in  the Agreement(s) to be extended.

4.

Each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

5.

This Agreement and the exhibit hereto contain the complete agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings among the parties with respect thereto.

6.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

7.

All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing at delivered to the respective address below:

If to IMT:

Interactive Media Technologies, Inc.

7999 North Federal Highway, Suite 401

Boca Raton, FL 33487

If to GTIP:

Globaltel IP, Inc.

7999 North Federal Highway, Suite 401

Boca Raton, FL 33487

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request or shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

8.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.

This Agreement and the rights, interests and obligations hereunder shall be binding upon  and shall inure to the benefit of the parties hereto and their respective successors.

10.

This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Florida and exclusive venue shall lie in the state and federal courts in the State of Florida.

11.

This Agreement may be amended, modified or supplemented only by a written instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

GLOBALTEL IP, INC.

By: ___/s/ Larry M. Reid_________________

Name: Larry M. Reid

Title:

President

INTERACTIVE MEDIA TECHNOLOGIES, INC.

By: ___/s/Steve Williams__________________

Name: Steve Williams

Title:   President

EXHIBIT A

Date of Agreement	Title of Contract	Expiration Date
March 1, 2006	Software Support Agreement	February 28, 2007
April 1, 2006	Office Lease Agreement	March 31, 2007
March 1, 2006	Co-Location Lease Agreement	February 28, 2007

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